                            SCHEDULE 14A INFORMATION


          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

                          Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [_]

                           Check the appropriate box:

   [_] Preliminary Proxy Statement         [_] CONFIDENTIAL, FOR USE OF THE
                        COMMISSION ONLY (AS PERMITTED BY
                               RULE 14A-6(E)(2))

                        [X] Definitive Proxy Statement

                      [_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                              ANTARES PHARMA, INC.
                        (formerly Medi-Ject Corporation)
             -----------------------------------------------------

                (Name of Registrant as Specified In Its Charter)


             ____________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


               Payment of Filing Fee (Check the appropriate box):

                              [X] No fee required

 [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


      (1) Title of each class of securities to which transaction applies:

          _____________________________________________________________


        (2) Aggregate number of securities to which transaction applies:

          _____________________________________________________________


      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          _____________________________________________________________


              (4) Proposed maximum aggregate value of transaction:

          _____________________________________________________________


                              (5) Total fee paid:

          _____________________________________________________________

              [_] Fee paid previously with preliminary materials.

    [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                          (1) Amount Previously Paid:

          _____________________________________________________________


               (2) Form, Schedule or Registration Statement No.:

          _____________________________________________________________


                               (3) Filing Party:

          _____________________________________________________________


                                (4) Date Filed:

          _____________________________________________________________

                                     Notes:

                             ANTARES PHARMA, INC.
                      161 Cheshire Lane North, Suite 100
                         Minneapolis, Minnesota  55441
                                (763) 475-7700

                                                                    May 11, 2001

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Antares Pharma, Inc. to be held at 10:00 a.m. (CDT) on Thursday, June 7, 2001, at the Radisson Hotel and Conference Center located at 3131 Campus Drive, Plymouth, Minnesota.

The Notice of Annual Meeting and the Proxy Statement, which follow, describe the matters on which action will be taken. We will ask you to elect two members to the Board of Directors, to approve the grants of time-based and performance-based restricted stock available to me, pursuant to my Employment Agreement, to approve a new Incentive Stock Option Plan for Employees, to approve a new Stock Option Plan for Non-Employee Directors and Consultants, and to ratify the appointment of KPMG LLP as our independent certified public accountants. During the meeting we will also review the activities of the past year and items of general interest about Antares Pharma. The Board of Directors unanimously recommends that you vote for all proposals.

Only shareholders of record at the close of business on April 11, 2001, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

We hope you will join us on June 7, 2001, for our Annual Meeting, but we know that every shareholder may not be able to do so. Whether or not you plan to attend, please return your signed proxy card as soon as possible.

                                        Sincerely,

                                        /s/ Roger G. Harrison, Ph.D.

                                        Roger G. Harrison, Ph.D.
                                        Chief Executive Officer

                             ANTARES PHARMA, INC.
                      161 Cheshire Lane North, Suite 100
                             Minneapolis, MN 55441


NOTICE IS HEREBY GIVEN of the Annual Meeting of Shareholders of Antares Pharma, Inc., a Minnesota corporation.

Date & Time:        Thursday, June 7, 2001, at 10:00 a.m. (CDT)

Place:              The Radisson Hotel and Conference Center
                    3131 Campus Drive
                    Plymouth, Minnesota 55441

Items of Business:  1. To elect two members to the Board of Directors.
                    2. To approve the grants of time-based and performance-based restricted stock available to Dr. Roger Harrison pursuant to his Employment Agreement.
                    3. To approve a new Incentive Stock Option Plan for
                       Employees.
                    4. To approve a new Stock Option Plan for Non-Employee
                       Directors and Consultants.
                    5. To ratify the appointment of KPMG LLP as our independent certified public accountants for the year ending December 31, 2001.
                    6. To transact such other business as may properly come
                       before the meeting or any adjournment thereof.

Record Date:        All shareholders of record on our transfer books as of the close of business on Wednesday, April 11, 2001, will be entitled to vote at the meeting.


Your attention is directed to the enclosed Proxy Statement. Whether or not you intend to be present at the meeting, please complete, sign and return the proxy card in the enclosed envelope.


                                        By order of the Board of Directors,

                                        /s/ Lawrence M. Christian

                                        Lawrence M. Christian
                                        Secretary



Dated: May 11, 2001

                               PROXY STATEMENT OF
                              ANTARES PHARMA, INC.
                       161 Cheshire Lane North, Suite 100
                             Minneapolis, MN 55441

                            _______________________

                   Annual Meeting of Shareholders to be held
                                  June 7, 2001


This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Antares Pharma, Inc. (the "Company") to be used at our Annual Meeting of Shareholders to be held on June 7, 2001. The approximate date on which this Proxy Statement and accompanying proxy were first sent or given to shareholders was May 11, 2001. Each shareholder who signs and returns a proxy card in the form enclosed with this Proxy Statement may revoke the same at any time prior to use by giving notice of such revocation to us in writing or at the annual meeting. Unless so revoked, the shares represented by such proxy will be voted at the meeting and at any adjournment or adjournments thereof in the manner specified. If no direction is made, the proxy will be voted for the election of the nominees for director named in this Proxy Statement, for the approval of grants of restricted stock available to Dr. Roger Harrison pursuant to his Employment Agreement, for the approval of the new Incentive Stock Option Plan for Employees, for the approval of the new Stock Option Plan for Non-Employee Directors and Consultants, and for the ratification of the appointment of KPMG LLP as our independent certified public accountants. Presence at the meeting of a shareholder who has signed a proxy does not alone revoke the proxy. Only shareholders of record at the close of business on April 11, 2001, will be entitled to vote at the meeting or any adjournment or adjournments thereof.

Each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Annual Meeting of Shareholders will be tabulated by the election inspector appointed for the meeting and such inspector will determine whether or not a quorum is present. The election inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and in tabulating votes cast on proposals presented to shareholders for a vote but as unvoted for purposes of determining the approval of the matter from which the shareholder abstains. Consequently, an abstention will have the same effect as a negative vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

As of the close of business on the record date, April 11, 2001, 8,789,039 shares of Common Stock, $0.01 par value, were outstanding. Each share of Common Stock is entitled to one vote. Cumulative voting for the election of directors is not permitted.

                             ELECTION OF DIRECTORS
                           (Item 1 on the Proxy Card)


The Company's Second Amended and Restated Articles of Incorporation, as amended, provide that the Board of Directors be divided into three classes of directors as of nearly equal size as possible. The members of each class are elected to serve a three-year term and the terms are staggered. The terms of Dr. Jacques Gonella and Dr. Thomas Rinderknecht will expire at the 2001 Annual Meeting of Shareholders; the terms of Dr. Philippe Dro, Franklin Pass, M.D., and James L. Clark will expire at the 2002 Annual Meeting of Shareholders; and the terms of Professor Ubaldo Conte, Kenneth Evenstad, and Roger G. Harrison, Ph.D., will expire at the 2003 Annual Meeting of Shareholders. Vacancies on the Board of Directors and newly created directorships can be filled by the vote of a majority of the directors then in office.

The Board of Directors has nominated and recommended that Dr. Jacques Gonella and Dr. Thomas Rinderknecht be elected as Directors at the 2001 Annual Meeting of Shareholders, each to hold office until the Annual Meeting of Shareholders in the year 2004 or until his respective successor is duly elected and qualified.

Each of the nominees is currently a member of our Board of Directors and has indicated a willingness to serve as a director if elected. In case any nominee is not a candidate for any reason, the proxies named in the enclosed form of proxy may vote for a substitute nominee in their discretion, unless an instruction to the contrary is indicated on the proxy. We have no reason to believe that any nominee will be unable to serve as a director if elected.

The accompanying proxy will be voted in favor of the election of the nominees of directors, unless the shareholder giving the proxy indicates to the contrary on the proxy.

The Board of Directors recommends a vote FOR the election of the director nominees.

Certain information concerning the nominees and other directors follows:

      Nominations for Election at the 2001 Annual Meeting of Shareholders

                Age
                ---

Dr. Jacques Gonella    59  Dr. Gonella joined the Board of Directors in January
                            2001 as its Chairman. He is the founder of Permatec and has served as the Chairman of the Board of Directors of Permatec since its founding in June 1997. Prior to founding Permatec, Dr. Gonella founded JAGO Pharma AG in 1983 and served as the President and Chief Executive Officer from its founding until its acquisition in May 1996 by SkyePharma, a United Kingdom company listed on the London Stock Exchange. Dr. Gonella was recently a non-executive member of the Board of Directors of SkyePharma. Prior to founding JAGO, Dr. Gonella occupied various positions with Roche and Pfizer between 1968 and 1979. Dr. Gonella currently also sits on the board of directors of several private pharmaceutical companies and pharmaceutical investment funds. He holds a doctorate in analytical chemistry from the Polytechnic Institute of Lausanne, Switzerland.

Dr. Thomas Rinderknecht  47 Dr. Rinderknecht joined the Board of Directors in
                            January 2001 and serves on its Audit Committee. He has also been a director of Permatec since its founding in June 1997. Dr. Rinderknecht has been a partner in the firm of Rinderknecht Klein & Stadelhofer in Zurich, Switzerland since 1985, and has been practicing commercial law in Europe since 1982. He holds law degrees from the University of Zurich, Switzerland and the University of Munich, Germany.

 Directors Whose Terms Continue Until the 2002 Annual  Meeting of Shareholders

James L. Clark         53   Mr. Clark joined the Board of Directors in March
                            2001 and is Chairman of the Compensation Committee.
                            Mr. Clark is the principal officer of  Pharma
                            Delivery Systems, which he founded in 1991, a drug delivery consultancy group that identifies and develops drug delivery technologies for use by multinational pharmaceutical companies. Holding degrees in chemistry and marketing from St. Joseph's
                            University in Philadelphia, Mr. Clark has held senior management positions in the areas of medical devices, wound care and drug delivery.

Dr. Philippe Dro       38   Dr. Dro joined the Board of Directors in January
                            2001 and is a member of the Audit Committee. He is currently the Chief Operating Officer for Axovan
                            Limited, a Swiss drug discovery biotechnology company. Dr. Dro served as the President and Chief
                            Operating Officer of Permatec from January 2000 through October 2000. From June 1997 to January
                            2000, Dr. Dro was the Executive Director of
                            Permatec. From March 1995 to June 1997, Dr. Dro served as Executive Director of JAGO Pharma. From
                            1992 to 1995, Dr. Dro held various finance and controller positions at Sandoz Corporation in Basel, Switzerland. From 1989 to 1992, Dr. Dro held various positions in the production and development area at Ethypharm Corporation in France and India.
                            He received a doctorate in Pharmacy from the School of Pharmacy of the University of Grenoble, France and holds an MBA from the Cranfield School of Management in the United Kingdom.

Franklin Pass, M.D.    64   Dr. Pass has been a member of the Board of Directors
                            since January 1992 and currently serves as Vice
                            Chairman of the Board. He joined our company as a director and consultant in January 1992 and served as

                             President, Chief Executive Officer and Chairman of the Board of Directors from February 1993 until March 2001. From 1990 to 1992, Dr. Pass served as President of International Agricultural Investments, Ltd., an agricultural technology consulting and investment company. Dr. Pass, a physician and scientist, was Director of the Division of Dermatology at Albert Einstein College of Medicine from 1967 to 1973, the Secretary and Treasurer of the American Academy of Dermatology from 1978 to 1981 and the co-founder and Chief Executive Officer of Molecular Genetics, Inc., now named MGI Pharma, Inc., from 1979 to 1986. He is the author of more than 40 published medical and scientific articles.

  Directors Whose Terms Continue Until the 2003 Annual Meeting of Shareholders

Professor Ubaldo Conte   59  Professor Conte has been a member of the Board of
                             Directors since January 2001 and has been Permatec's Scientific Advisor since July 1997.
                             Professor Conte is currently the head of the post-graduate school in Industrial Pharmacy at the University of Pavia in Italy, where he has held various professorships since 1965. From 1991 to 1997, he was the Dean of Faculty at the University of Pavia. Professor Conte is the author of 48 patents and has authored approximately 170 publications in scientific journals. Professor
                             Conte is a member of a number of pharmacy and chemical societies.

Kenneth Evenstad         57  Mr. Evenstad joined the Board of Directors in May
                             1993 and is a member of the Audit Committee. Since
                             1969, Mr. Evenstad has been the Chairman and Chief
                             Executive Officer of Upsher-Smith Laboratories,
                             Inc., a private pharmaceutical company specializing in branded generic cardiovascular drugs. Mr.
                             Evenstad holds a degree in pharmacy from the University of Minnesota College of Pharmacy.

Roger G. Harrison, Ph.D. 53  Dr. Harrison joined us as Chief Executive Officer and a member of our Board of Directors in March 2001. Since 1984, Dr. Harrison held various positions at Eli Lilly and Company. His most recent role there was Director of Alliance Management from May 1999 until March 2001. Other positions at Eli Lilly and Company included Global Product Team Leader from March 1997 to May 1999 and Director, Development Projects Management and Technology Development and Planning from September 1993 to May 1997. He is the author of twelve publications, has contributed to four books and holds nine patents. Dr. Harrison earned a Ph.D. in organic chemistry and a B.Sc. in chemistry from Leeds University in the United Kingdom and conducted postdoctoral research work at Zurich University in Switzerland.

Dr. Jacques Gonella's step-son-in-law, Carlos Samayoa, is the assistant secretary of the Company.

Information Concerning the Board of Directors

The Board of Directors met nine times during 2000. The Board of Directors acted by written action three times during 2000. The Board of Directors has an Audit Committee and a Compensation Committee.

The Audit Committee, consisting of Mr. Kenneth Evenstad, Mr. Stanley Goldberg and Dr. Fred Shapiro met two times during 2000. The Audit Committee reviews the results and scope of the audit and other services provided by our independent certified public accountants, as well as our accounting principles and our systems of internal controls, and reports the results of its review to or holds concurrent meetings with the full Board of Directors. A copy of the Audit Committee's written charter is attached to this proxy statement as Exhibit A.

The Compensation Committee, consisting of Dr. Fred Shapiro, Dr. Geoffrey Guy and Mr. Karl Groth, met informally during 2000 with compensation actions being considered by the full Board. The Compensation Committee makes recommendations concerning executive salaries and incentive compensation for employees and administers our 1993 Stock Option Plan (the "1993 Plan"). The Board of Directors as a whole administers our 1996 Incentive and Stock Option Plan (the "1996 Plan") and our 1998 Stock Option Plan for Non-Employee Directors (the "Directors Plan").

During 2000, each of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the Committees on which he serves with the exception of Karl Groth who attended 56% of the Board of Directors meetings held during the year due to his commitments with other business interests.

No member of the Compensation Committee was, during the 2000 fiscal year or previously, an officer or employee of our company, nor did any member have any relationship or transaction with us which is required to be reported under Item 402(k) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Under our agreement with Becton Dickinson, so long as Becton Dickinson controls, directly or indirectly, no less than 5% of our capital stock, we agree to use our best efforts to nominate and elect to the Board of Directors a person designated by Becton Dickinson and also agree that the Board of Directors shall consist of at least a majority of members who are not employed by the Company. In the event that a person nominated by Becton Dickinson is not a member of the Board of Directors, Becton Dickinson shall be entitled to notice of and to attend all meetings of the Board of Directors and its committees and shall receive all information distributed to the directors at the same time as the directors and shall receive the same notice of meetings as the directors.

Compensation of Directors

We have not in the past paid directors' fees. All directors may be reimbursed for expenses actually incurred in attending meetings of the Board of Directors and its committees. In the past, the Board of Directors has made annual discretionary grants of options to purchase shares of Common Stock under our 1993 Plan and our 1996 Plan to certain members of the Board of Directors. The size of these grants has varied from year to year. In accordance with the Directors' Plan, eligible non-employee directors will receive an automatic grant of an option to purchase 1,000 shares of our Common Stock as of the first business day of each calendar year. The Directors' Plan also provides for an initial option grant of 2,000 shares of our Common Stock to non-employee directors on the day each is first elected to the Board of Directors.

                         REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews our financial reporting process on behalf of the Board of Directors. The members of the Audit Committee are Mr. Kenneth Evenstad, Dr. Fred Shapiro and Mr. Stanley Goldberg. Management has the primary responsibility for the financial statements and the reporting process. Our independent certified public accountants are responsible for expressing an opinion on the conformity of our audited financial statements to accounting principles generally accepted in the United States of America.

In this context, the Audit Committee has reviewed and discussed with management and the independent certified public accountants the audited financial statements. The Audit Committee has discussed with the independent certified public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committee). In addition, the Audit Committee has received from the independent certified public accountants the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee has considered whether the independent certified public accountants' provision of information technology services and other non-audit services to the Company is compatible with the certified public accountant's independence.

Audit fees billed to Antares Pharma (formerly Medi-Ject Corporation) by KPMG LLP during our 2000 fiscal year for review of our annual financial statements and those financial statements included in our quarterly reports on Form 10-Q totaled $37,550.

We did not engage KPMG LLP to provide advice regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

Fees billed to Antares Pharma (formerly Medi-Ject Corporation) by KPMG LLP during our 2000 fiscal year for all other non-audit services, consisting primarily of services related to our business combination and including tax-related services, totaled $118,400.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

          SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

     Kenneth Evenstad           Dr. Fred Shapiro           Stanley Goldberg

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Overview

The Compensation Committee is responsible for establishing compensation policies for all of our executive officers, including the three most highly compensated executive officers named in the accompanying tables (the "Named Executive Officers"). The members of the Compensation Committee are Dr. Fred Shapiro, Dr. Geoffrey Guy and Mr. Karl Groth. The Compensation Committee establishes the total compensation for the executive officers in light of these policies. The Compensation Committee is composed entirely of outside Directors.

The objectives of our executive compensation program are:

     1. to attract and retain superior talent and reward individual performance;

     2.  to support the achievement of our financial and strategic goals; and

     3. through stock-based compensation, align the executive officers' interests with those of our shareholders.

The following report addresses our executive compensation policies and discusses factors considered by the Compensation Committee in determining the compensation of our President and Chief Executive Officer and other executive officers for the year ended December 31, 2000.

Compensation Policies for Executive Officers

The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with our annual and long term performance goals, reward above average corporate performance, recognize individual initiative and achievements, and assist us in attracting and retaining qualified executives. To that end, the Compensation Committee has established certain parameters of corporate performance that must be met before the discretionary features of its executive compensation plans apply. These discretionary features include stock option grants and performance bonuses based
upon an executive officer's base salary.   Absent the discretionary features,
our executive officers are paid base salaries that are subject to annual cost-of-living increases, along with periodic adjustments to make such salaries competitive with other similar sized companies in the drug delivery industry. Our executive officers are also given the opportunity to participate in certain other broad-based employee benefit plans. As a result of our emphasis on tying executive compensation to corporate performance, in any particular year our executives may be paid more or less than the executives of other companies in the drug delivery industry. Our use of stock option grants as a key component of its executive compensation plans reflects the Compensation Committee's position that stock ownership by management and stock based compensation arrangements are beneficial in aligning management's and shareholders' interests to enhance shareholder value.

Bonuses

Cash bonuses are used to reward executive officers for achievement of financial and technical milestones, as well as for individual performance. Bonuses of $12,000 were awarded to each of the Named Executive Officers in December 2000 in recognition of management of capital resources and furtherance of the share transaction with Permatec.

Stock Options

Stock options awarded under our 1993 and 1996 Plans are intended as incentive compensation and have historically been granted annually to officers, other key employees and consultants based on our financial performance and achievement of technical and regulatory milestones. During 1999, stock options to purchase a total of 24,115 shares held by the five outside directors were canceled and reissued at an exercise price of $3.50 per share. Also, on January 3, 2000, options to purchase a total of 31,829 shares held by the five outside directors, options to purchase a total of 160,924 shares held by the Named Executive Officers and options to purchase a total of 86,200 shares held by 37 employees were canceled and reissued at an exercise price of $1.5625 per share (see report on repricing of options below). In 2000, we granted stock options to purchase a total of 50,000 shares to the Named Executive Officers under the 1993 Plan and 26,200 shares to 37 employees under the 1996 Plan. The foregoing stock options all have a grant date of January 3, 2000. These grants were made to provide ongoing incentives to our employees.

Chief Executive Officer's Compensation

Compensation for Dr. Franklin Pass during 2000, as reflected in the Summary Compensation Table on page 11 herein, consisted of base compensation of $228,300, a bonus of $12,000, an incentive stock option grant to purchase 10,000 shares and certain employee benefits. The annual salary of the Chief Executive Officer was increased in 2000 by 5.5% pursuant to the terms of his employment agreement.

The total compensation package, for the CEO, is to provide motivation for him to contribute to our future success.

At this time the Committee has no formal long-range written plan for CEO compensation separate and apart from the employment agreement (see above).


SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:


        Dr. Fred Shapiro           Karl Groth           Dr. Geoffrey Guy

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment Agreements with Executive Officers

We have written employment agreements with Roger G. Harrison, Ph.D., Franklin Pass, M.D., Lawrence Christian and Peter Sadowski, Ph.D.

Employment Agreement with Dr. Harrison.   Dr. Harrison was appointed to the
position of Chief Executive Officer of Antares Pharma, Inc., effective March 12, 2001, and continuing until terminated. The terms of the employment agreement with Dr. Harrison include an annual salary of $275,000 and up to 216,000 restricted shares of common stock that will be granted after the achievement of
certain time-based and performance-based milestones.   In addition, if within
twelve months of the commencement of his employment we sell all or substantially all of our assets to an unaffiliated third party, or merge with or into an unaffiliated third party in which we are not the surviving entity, then we shall pay to Dr. Harrison either (i) two percent of the aggregate cash, securities or other consideration received by us from the sale, or (ii) an amount, in cash, equal to two percent of the value of the aggregate cash, securities or other consideration distributed to our shareholders in the merger; provided, however, that we shall have no obligation to make any payment to Dr. Harrison if he is employed as the chief executive or chief operating officer of the acquiring or surviving entity in the transaction.

Employment Agreement with Dr. Pass. Our current employment agreement with Dr. Pass became effective as of January 31, 2001. Our agreement provides (a) employment for three years, unless terminated in accordance with this agreement;
(b) a salary of $228,000 per year; (c) bonuses of (i) $25,000 payable at the closing of the Share Transaction and (ii) $25,000 payable at the closing of the Share Transaction if Dr. Pass is successful (as determined by Dr. Jacques Gonella) in negotiating revisions to a certain licensing agreement; and (d) an option to purchase 30,000 shares of our common stock with vesting over a three-year period at 33.5% per year. Dr. Pass will serve as a member of our Board of Directors until the annual meeting of 2002. In addition to our normal employee benefits, we will pay directly, or reimburse Dr. Pass, for premiums on $2,000,000 additional personal life insurance, on the life of Dr. Pass, limited to a maximum of $25,000 per year. We also agree to provide employee benefits for a seven-year period following Dr. Pass' termination of employment.

Employment Agreements with Mr. Christian and Dr. Sadowski. Mr. Christian and Dr. Sadowski entered into employment agreements with us as of December 22, 1999, with updated agreements dated as of May 1, 2000, (each, an "Employment Agreement"). The Employment Agreements provided for 2000 base salaries of $102,000 for Mr. Christian until May 1, 2000, and $124,000 thereafter and $135,820 for Dr. Sadowski. Salaries have subsequently been adjusted to $140,000
for Mr. Christian and $150,000 for Dr. Sadowski.   Upon the closing of the Share
Transaction, we paid Mr. Christian and Dr. Sadowski a bonus of $17,000. Upon the closing of the Share Transaction, we granted an option to purchase 20,000 shares of Antares common stock to Mr. Christian and 50,000 shares of Antares common stock to Dr. Sadowski. The Employment Agreements also contain provisions regarding participation in benefit plans, repayment of expenses, participation as a director or consultant to other companies (which is permitted provided that such participation does not materially detract from their respective obligations to the Company or otherwise violate the terms of their Employment Agreements), protection of confidential information and ownership of intellectual property. In addition, the Employment Agreements contain covenants not to compete and covenants with respect to nonsolicitation and noninterference with our customers, suppliers or employees. Mr. Christian's

Employment Agreement is for 365 days continuing each day on a rolling 365-day basis. Dr. Sadowski's Employment Agreement has a term through December 31, 2002.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information concerning beneficial ownership of our Common Stock as of April 11, 2001, with respect to (i) all persons known to be the beneficial owners of more than 5% of our outstanding Common Stock, (ii) each of our directors, (iii) each Named Executive Officer, and (iv) all directors and executive officers as a group.

                                                                    Shares         Percentage     Outstanding
                                                                 Beneficially    of Outstanding    Options &
                   Name of Beneficial Owner                       Owned/(1)/         Shares      Warrants /(2)/
Permatec Holding AG /(3) (4)/                                      5,650,000           64.3%             --
Lombard Odier & Cie /(5)/                                            639,931            7.2%        127,986
HCI Healthcare Investments Limited /(6)/                             639,931            7.2%        127,986
Becton Dickinson and Company /(7)/                                   609,292            6.6%        456,969
Dr. Jacques Gonella /(8)/                                             15,000              *          15,000
Franklin Pass, M. D. /(8)/                                           151,642            1.7%        161,517
Roger G. Harrison, Ph.D. /(8)/                                            --             --              --
James Clark /(8)/                                                     15,000              *          15,000
Prof. Ubaldo Conte /(8)/                                              15,000              *          15,000
Dr. Philippe Dro /(8)/                                                15,000              *          15,000
Kenneth Evenstad /(8)/                                                22,999              *          20,943
Dr. Thomas Rinderknecht /(8)/                                         15,000              *          15,000
Lawrence Christian /(8)/                                              34,000              *          51,000
Dario Carrara, Ph. D. /(8)/                                               --             --          60,000
Peter Sadowski, Ph.D./(8)/                                            48,407              *          98,407
Carlos Samayoa /(8)/                                                      --             --          30,000
All directors and executive officers as a group (12 persons)         332,048            3.7%        496,867

____________
*  Less than 1%.
(1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and includes generally voting power and/or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of April 11, 2001, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, we believe that the persons named in this table, based on information provided by such persons, have sole voting and investment power with respect to the shares of Common Stock indicated.
(2) Shares of Antares Common Stock issuable upon the exercise of outstanding options and warrants.
(3)  Dr. Jacques Gonella owns controlling interest.
(4) The address of Permatec Holding AG is Hardstrasse 18, 4132 Muttenz, Switzerland.
(5) The address of Lombard Odier & Cie is 11 Rue de La Corraterie, 1204 Geneva, Switzerland.
(6) The address of HCI Healthcare Investments Limited is Elisabethenstrasse 23, 4051 Basel, Switzerland.
(7)  The address of Becton Dickinson is 1 Becton Drive, Franklin Lakes, NJ
     07417.
(8) The director's or officer's address is 161 Cheshire Lane, Suite 100, Plymouth, MN 55441.

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The following table provides certain summary information concerning compensation paid or accrued by us to or on behalf of the Chief Executive Officer and the two other most highly compensated executive officers (the "Named Executive Officers") as of the year ended December 31, 2000, for services in all capacities as well as compensation earned by such person for the previous two fiscal years (if the person was an executive officer during any part of such fiscal year):

                           SUMMARY COMPENSATION TABLE

                                                                                                 Long-Term
                                                              Annual Compensation              Compensation
                                                   ----------------------------------------   --------------
      Name and                                                                 Other Annual        Stock
      Principal                         Fiscal     Salary          Bonus       Compensation       Options
      Position                           Year        ($)            ($)           ($)(1)            (#)
-------------------------------          ----      -------         -----       ------------   -------------
Franklin Pass, M.D.,                     2000      228,300         12,000         39,798            10,000
 Chairman, President                     1999      216,300             --         16,545                --
 and Chief Executive                     1998      216,300             --         21,958            80,000(2)
 Officer

Lawrence Christian,                      2000      114,833         12,000             --            10,000
 Vice President, Finance &               1999       68,538(3)          --             --            21,000
 Administration and Chief
 Financial Officer, Secretary

Peter Sadowski, Ph.D.,                   2000      135,820         12,000             --            30,000
 Executive Vice President                1999      118,300             --             --             3,000
 and Chief Technology Officer            1998      115,360             --             --            19,215(2)

___________
(1) Represents premiums paid for disability and life insurance policies with coverage limits in excess of those provided under our standard employee insurance policies.
(2) All options granted to named executives in 1998 represent options issued at an exercise price of $7.20 following the cancellation of an equal number of options issued in previous years. See "Report on Repricing of Options".
(3)  Represents salary paid from employment date of March 23, 1999.

                                 STOCK OPTIONS

Option Grants During 2000

The table below sets forth individual grants of stock options made to the Named Executive Officers during the year ended December 31, 2000.


                                                                                      Potential      Realizable
                                                                                          Value at Assumed
                                           Percent of                                       Annual Rates
                             Number of    Total Options   Exercise                         of Stock Price
                            Securities     Granted to     Price or                          Appreciation
                            Underlying      Employees       Base                         for Option Term (1)
                              Options        During       Price/sh.     Expiration       -------------------
       Name                  Granted(#)     the Year(%)       ($)          Date          5%($)          10%($)
-------------------------------------------------------------------------------------------------------------
Franklin Pass, M.D.(2)        10,000         13.1            1.56        01/03/10       9,800          24,900

Lawrence Christian(2)         10,000         13.1            1.56        01/03/10       9,800          24,900

Peter Sadowski, Ph.D.(2)      30,000         39.4            1.56        01/03/10      29,400          74,700

______________
(1) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future Common Stock prices.

(2) Incentive stock options granted pursuant to the Company's 1993 Stock Option Plan on January 3, 2000. These options vest in five equal installments on January 3 of each of 2001, 2002, 2003, 2004 and 2005.

Aggregated Option Exercises in 2000 and Year End Option Values

The following table provides information concerning stock option exercises and the value of unexercised options at December 31, 2000 for the Named Executive
Officers:

                          Shares                      Number of                    Value of
                         Acquired               Securities Underlying            Unexercised
                            on       Value           Unexercised             In-The-Money Options
                         Exercise   Realized    Options at Year End(#)          at Year End($)
                                                ----------------------          --------------
Name                       (#)        ($)     Exercisable  Unexercisable  Exercisable  Unexercisable
----------------------------------------------------------------------------------------------------

Franklin Pass, M.D.         0          0        96,717        34,800        269,018       96,796

Lawrence Christian          0          0        14,000        17,000         38,941       47,286

Peter Sadowski, Ph.D.       0          0        13,727        34,680         38,182       96,462

Report on Repricing of Options

On December 21, 1999, our Board of Directors approved the repricing of all outstanding Qualified and Non-Qualified Stock Options, as of January 3, 2000, held by our employees and directors, which had an exercise price greater than $1.5625 per share. This repricing action reduced the exercise price to $1.5625 per share for all such Stock Option Agreements representing approximately 252,517 shares that had exercise prices ranging from $1.75 to $25.00 per share. Following the repricing, all other terms and conditions of these option agreements were unchanged, including the vesting schedules.

                                                                                             Years Remaining
                                     Number of     Market Price     Exercise                   in Original
                                     Underlying      of Stock        Price         New         Option Term
                                       Shares       at Time of     at Time of    Exercise        on Date
        Name               Date       Repriced      Repricing      Repricing      Price       of Repricing
Franklin Pass, M.D.      07/01/93      15,232          1.56           6.55         1.56            3.6
Franklin Pass, M.D.      03/14/96       2,285          1.56          19.70         1.56            6.0
Franklin Pass, M.D.      10/22/96       8,000          1.56          25.00         1.56            6.9
Franklin Pass, M.D.      10/22/96      16,000          1.56          25.00         1.56            6.9
Franklin Pass, M.D.      02/21/97      80,000          1.56           7.20         1.56            7.1

Lawrence Christian       03/23/99      21,000          1.56           1.75         1.56            9.3

Peter Sadowski, Ph.D.    02/28/94       5,848          1.56           7.20         1.56            3.9
Peter Sadowski, Ph.D.    03/14/96       1,523          1.56           7.20         1.56            6.2
Peter Sadowski, Ph.D.    10/22/96       5,400          1.56           7.20         1.56            6.9
Peter Sadowski, Ph.D.    12/17/97       3,000          1.56           7.20         1.56            7.9
Peter Sadowski, Ph.D.    05/20/99       3,000          1.56           3.50         1.56            9.4

Performance Graph

The graph below provides an indication of cumulative total shareholder returns ("Total Return") for the Company as compared with the Nasdaq Composite Index and the Nasdaq Biotechnology Stocks weighted by market value at each measurement point.

This graph covers the period beginning October 3, 1996, when the Company's Common Stock was first traded on the Nasdaq National Market, through December 31, 2000. The graph assumes $100 was invested in each of the Company's Common Stock, the Nasdaq Composite Index and the Nasdaq Biotechnology Stock Index on October 3, 1996 (based upon the closing price of each). Total Return assumes reinvestment of dividends, if any.

                                    [GRAPH]

                    October 3,    December 31,    December 31,    December 31,    December 31,    December 31,
                       1996           1996            1997            1998            1999            2000
                       ----           ----            ----            ----            ----            ----
Antares Pharma       $100.00        $ 69.05         $ 38.10         $  7.14         $  1.50         $  4.34

Nasdaq Composite
   Index              100.00         104.47          128.20          180.09          334.25          209.57

Biotechnology
   Stocks             100.00          94.86           99.19          143.19          311.70          324.00

       APPROVAL OF GRANTS OF TIME-BASED AND PERFORMANCE-BASED RESTRICTED
      STOCK AVAILABLE TO ROGER G. HARRISON, PH.D. PURSUANT TO EMPLOYMENT
                                   AGREEMENT
                          (Item 2 on the Proxy Card)

On February 22, 2001 the Board of Directors approved an Employment Agreement by and between Antares Pharma, Inc. and Roger G. Harrison, Ph.D. as Chief Executive Officer (CEO), to take effect on March 12, 2001. The Employment Agreement includes, among other provisions, restricted share grants of up to 216,000 shares of Antares common stock based upon achievement of certain time-based and performance-based milestones. The Company is seeking shareholder approval of these time-based and performance-based restricted stock grants to Dr. Harrison to ensure that the grants will be fully tax-deductible pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended.

The Board of Directors believes that compensation in the form of time-based and performance-based restricted stock grants aligns the interest of the position of CEO with the interest of our shareholders. Such restricted stock awards enhance shareholder value by increasing the CEO's loyalty to Antares and providing increased motivation for him to contribute to our future success.

Summary of Restricted Stock Grants

The following summary describes certain provisions relating to granting of restricted common stock shares under the Employment Agreement by and between Antares Pharma, Inc. and Roger G. Harrison, Ph.D.

Time-based grants. A total of 88,000 shares are available for award to Dr. Harrison based on employment time. Grants of 48,000 shares and 40,000 shares are to be granted within 30 days of commencement of employment and at the first anniversary of commencement of employment, respectively.

Performance-based grants. A total of 128,000 shares are available for award to Dr. Harrison based on performance. A grant of 40,000 shares is to be granted in the event that certain securities registration actions are achieved. A grant of 40,000 shares is to be granted in the event that the closing price of our common stock is $13.00 for 60 consecutive trading days. An additional grant of 48,000 shares is to be granted in the event that a minimum of three project development agreements with pharmaceutical, biotechnology or similar companies is reached within a specified time period.

Vesting. All share grants will vest on March 12, 2004, except as provided below.

Grants. The initial grant for 48,000 common shares was issued on April 12, 2001, with a market price of $3.22.

Other provisions. If within 12 months of commencement of Dr. Harrison's employment, we sell all or substantially all of our assets to an unaffiliated third party or merge with or into an unaffiliated third party in a transaction in which we are not the surviving entity or if Dr. Harrison terminates his employment, we shall have no further obligation to issue restricted share grants and all common shares covered by restricted share grants that have not vested shall be deemed immediately forfeited.

The affirmative vote of a majority of the outstanding shares of our Common Stock, represented in person or by proxy at the Annual Meeting, is necessary for approval of the grants of time-based and performance-based stock available to Dr. Harrison. The Board of Directors recommends a vote FOR the approval of the grants of time-based and performance-based stock available to Dr. Harrison.

     APPROVAL OF THE ANTARES PHARMA, INC. 2001 INCENTIVE STOCK OPTION PLAN
                                 FOR EMPLOYEES
                          (Item 3 on the Proxy Card)

On March 22, 2001, the Board of Directors approved the Antares Pharma, Inc., 2001 Stock Option Plan for Employees (the "Employees' Plan"), subject to shareholder approval. Awards have been granted under this plan subject to shareholder approval of the Employees' Plan.

The prior two employee incentive option plans - the 1993 Stock Option Plan and the 1996 Incentive and Stock Option Plan - will be discontinued. The small number of unissued options under each plan will be deemed to be invalid, for issuance, with the adoption of this new plan. Options granted and outstanding under the prior two plans remain outstanding and will not be affected in any way.

The Board of Directors believes that stock option grants under the Employees' Plan are an important element in attracting and retaining highly skilled and qualified employees and, furthermore, that stock option grants are highly effective in aligning the interests of employees with those of the shareholders. Therefore, the Board of Directors believes that it is desirable to adopt and approve the Employees' Plan.

Employees' Plan

The purpose of the Employees' Plan is to promote the interests of the Company and its shareholders by aiding us in attracting and retaining employees capable of contributing to the growth and success of our Company, and by offering such employees an opportunity to acquire a proprietary interest in our Company, thereby providing them with incentives to put forth maximum efforts for the success of our business and aligning the interests of such employees with those of our shareholders. Awards to be granted under the Employees' Plan are dependent upon performance and are not currently determinable. The following is a description of the material terms and conditions of the Employees' Plan.

The Employees' Plan will be administered by the Board of Directors. A total of 600,000 shares of Common Stock currently are available and reserved for issuance upon the exercise of options granted under the Employees' Plan. All employees of the Company or any subsidiary of the Company are eligible to receive awards under the Employees' Plan. We currently have 50 employees. Awards will be in the form of qualified stock options and may not have a term greater than 10 years.

The committee administering the Employees' Plan has the power to interpret and administer the Employees' Plan and establish rules under the Employees' Plan. The exercise price of awards granted will be equal to the market closing price on the day of the grant. The market closing price on April 11, 2001, the record date for this annual meeting proxy statement, was $3.13. Under the Employees' Plan, participants exercising options may surrender shares of Common Stock (previously owned by the participant) to us in payment of the exercise price thereunder. In the event any dividend, distribution, recapitalization, stock split, merger, consolidation or other event occurs that affects the options granted under the Employees' Plan, the committee administering the Employees' Plan may make such adjustments to awards under the Employees' Plan as it deems necessary to preserve the benefits intended under the Employees' Plan and such awards. Awards granted under the Employees' Plan are not transferable.

The Employees' Plan will expire on March 22, 2011, unless terminated earlier by the Board of Directors. No option may be granted after such termination, but termination of the Employees' Plan shall not, without the consent of the optionee, alter or impair any rights or obligations under any option previously granted.

The following is a summary of the principal United States of America federal income tax consequences generally applicable to options granted under the Employees' Plan:

Incentive Stock Options. No taxable income to a recipient will be realized, and the Company will not be entitled to any related deduction, at the time any incentive stock option is granted under the Employees' Plan. If certain statutory employment and holding period conditions are satisfied before the recipient disposes of shares acquired pursuant to the exercise of such an option, then no taxable income will result upon the exercise of such option and the Company will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss realized by a recipient will be a capital gain or loss. The Company will not be entitled to a deduction with respect to a disposition of the shares by a recipient after the expiration of the statutory holding periods.

Except in the event of death, if shares acquired by a recipient upon the exercise of an incentive stock option are disposed of by the recipient before the expiration of the statutory holding periods (a "disqualifying disposition"), the recipient will be considered to have realized compensation, taxed as ordinary income in the year of disposition, in an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. The Company will be entitled to a deduction at the same time and in the same amount as the recipients is deemed to have realized ordinary income. Generally, any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If the recipient pays the option price with shares that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for such shares have not been met, the recipient will be treated as having made a disqualifying disposition of such shares, and the tax consequences of such disqualifying disposition will be as described above.

The foregoing discussion applies only for regular tax purposes. For alternative minimum tax purposes, an incentive stock option will be treated as if it were a non-qualified stock option, the tax consequences of which are discussed below.

Non-qualified Stock Options. No taxable income to a recipient will be realized, and the Company will not be entitled to any related deduction, at the time any non-qualified stock option is granted under the Employees' Plan. Generally, at the time shares are transferred to the recipient pursuant to the exercise of a non-qualified stock option, the recipient will realize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the stock on the date of exercise over the option price. Upon disposition of the shares, any additional gain or loss realized by the recipient will be treated as a capital gain or loss.

The affirmative vote of a majority of our outstanding shares of Common Stock, represented in person or by proxy at the Annual Meeting, is necessary for approval of the Employees' Plan. The Board of Directors recommends a vote FOR the approval of the Employees' Plan.

        APPROVAL OF THE ANTARES PHARMA, INC. 2001 STOCK OPTION PLAN FOR
                    NON-EMPLOYEE DIRECTORS AND CONSULTANTS
                          (Item 4 on the Proxy Card)

On March 22, 2001, the Board of Directors approved the Antares Pharma, Inc. 2001 Stock Option Plan for Non-Employee Directors and Consultants (the "Directors' Plan"), subject to shareholder approval. Awards have been granted under this plan subject to shareholder approval of the plan.

The Board of Directors believes that stock option grants under the Directors' Plan are an important element in attracting and retaining highly skilled and qualified non-employee directors and, furthermore, that stock option grants are highly effective in aligning the interests of such directors with those of the shareholders. Therefore, the Board of Directors believes that it is desirable to adopt and approve the Directors' Plan.

Directors' Plan

The intent of the Directors' Plan is to only compensate non-employee directors and/or consultants with non-qualified stock options.

The purpose of the Directors' Plan is to promote the interests of our Company and its shareholders by aiding us in attracting and retaining non-employee directors and/or consultants capable of contributing to the growth and success of, and providing strategic direction to our Company, and by offering such non-employee directors and/or consultants an opportunity to acquire a proprietary interest in our Company, thereby providing them with incentives to put forth maximum efforts for the success of our business and aligning the interests of such non-employee directors and/or consultants with those of our shareholders. The following is a description of the material terms and conditions of the Directors' Plan.

The Directors' Plan will be administered by the Compensation Committee of the Board of Directors. A total of 200,000 shares of Common Stock currently are available and reserved for issuance upon the exercise of options granted under the Directors' Plan. All members of the Board of Directors who are not otherwise employees of the Company or any subsidiary of the Company are eligible to receive awards under the Directors' Plan. Awards will be in the form of nonqualified stock options and may not have a term greater than 10 years.

Awards granted under the Directors' Plan for non-employee directors will be made as follows: (1) an option to purchase 10,000 shares of the Company's Common Stock will be granted automatically to each eligible director on the day that each eligible director is first elected to the Board of Directors, with the exercise price to be equal to the closing price on the day of grant, and (2) an option to purchase 5,000 shares of the Company's Common Stock will be granted automatically on the first business day of each calendar year to each eligible director in office on such day, with the exercise price to be equal to the closing price on the day of grant. Awards granted to consultants will be determined from time to time by the Committee. The Committee has the power to interpret and administer the Directors' Plan and establish rules under the Directors' Plan. Under the Directors' Plan, participants exercising options may surrender shares of Common Stock (previously owned by the participant) to us in payment of the exercise price thereunder. In the event any dividend, distribution, recapitalization, stock split, merger, consolidation or other event occurs that affects the options granted under the Directors' Plan, the Committee may make such adjustments to awards under the Directors' Plan as it deems necessary to preserve the benefits intended under the Directors' Plan and such awards. Awards granted under the Directors' Plan are not transferable.

The Directors' Plan will expire on March 22, 2011, unless terminated earlier by the Board of Directors. No option may be granted after such termination, but termination of the Directors' Plan shall not, without the consent of the optionee, alter or impair any rights or obligations under any option previously granted.

The following is a summary of the principal United States of America federal income tax consequences generally applicable to options granted under the Directors' Plan:

Non-qualified Stock Options. No taxable income to a recipient will be realized, and the Company will not be entitled to any related deduction, at the time any non-qualified stock option is granted under the Directors' Plan. Generally, at the time shares are transferred to the recipient pursuant to the exercise of a non-qualified stock option, the recipient will realize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the stock on the date of exercise over the option price. Upon disposition of the shares, any additional gain or loss realized by the recipient will be treated as a capital gain or loss.

The affirmative vote of a majority of our outstanding shares of Common Stock, represented in person or by proxy at the Annual Meeting, is necessary for approval of the Directors' Plan. The Board of Directors recommends a vote FOR the approval of the Directors' Plan.

            APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                          (Item 5 on the Proxy Card)

At the meeting, a vote will be taken on a proposal to ratify the appointment of KPMG LLP ("KPMG") as our independent certified public accountants for the year ending December 31, 2001. KPMG has audited our financial statements since 1995.

A representative of KPMG is expected to be present at the Annual Meeting to make a statement if he or she so desires and to respond to appropriate questions.

The affirmative vote of a majority of the outstanding shares of our Common Stock, represented in person or by proxy at the Annual Meeting, is necessary for approval of the selection of KPMG LLP as our independent certified public accountants. The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP as independent certified public accountants for Antares Pharma, Inc.

                                 OTHER MATTERS

Solicitation

The Company will bear the cost of preparing, assembling and mailing the proxy card, Proxy Statement, annual report and other material which may be sent to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by the Company for their expenses in doing so. Proxies are being solicited primarily by mail, but, in addition, officers of the Company may solicit proxies personally by telephone or special letter, but such persons will not receive extra compensation from the Company for doing so.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Such officers, directors and ten percent shareholders are also required by the SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

Specific due dates for such reports have been established by the SEC and the Company is required to disclose in this Proxy Statement any failure to file reports by such dates. Based solely on its review of the copies of such reports received by it or by written representations from certain reporting persons, the Company believes that during the year ended December 31, 2000, all Section 16(a) filing requirements applicable to its officers, directors and ten percent shareholders were met.

Other Matters

The Board of Directors does not intend to present to the Annual Meeting any matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their best judgment.

The Company is including with this Proxy Statement a Report for Shareholders and Form 10-K for the year ended December 31, 2000, which includes an audited balance sheet as of that date and related statements of earnings, stockholders' equity and cash flows, as well as other financial information relating to our operations. Shareholders may receive, without charge, a copy of the Company's 2000 Form 10-K Report as filed with the Securities and Exchange Commission by writing to Antares Pharma, Inc., 161 Cheshire Lane North, Suite 100, Minneapolis, Minnesota 55441, Attention: Chief Financial Officer.


                           PROPOSALS OF SHAREHOLDERS

The proxy rules of the Securities and Exchange Commission permit shareholders, after timely notice to issuers, to present proposals for shareholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action, and are not properly omitted by company action in accordance with proxy rules.

Shareholder proposals for the 2002 Annual Meeting must be prepared in accordance with the proxy rules and received by the Company on or before December 16, 2001, in order to be eligible for inclusion in the Company's proxy materials.

                                                                       EXHIBIT A

                             ANTARES PHARMA, INC.


           Charter of the Audit Committee of the Board of Directors


I. Audit Committee Purpose

       The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

       . Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

       . Monitor the independence and performance of the Company's independent auditors.

       . Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

       .    Review areas of potential significant financial risk to the Company.

       .    Monitor compliance with legal and regulatory requirements.

       The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. Audit Committee Composition and Meetings

       Audit Committee members shall meet the requirements of the NASD Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

       Audit Committee members shall be appointed by the Board. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

       The Committee shall meet at least two times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures prior to release of the 10Q and/or the related press release.

III. Audit Committee Responsibilities and Duties

       Review Procedures
       -----------------

       I. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

       2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

       3. In consultation with the management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management's responses.

       4. Review with financial management and the independent auditors the company's quarterly financial results prior to the release of earnings and/or the company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

       Independent Auditors
       --------------------

       5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

       6. Approve the fees and other significant compensation to be paid to the independent auditors.

       7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

       8. Review the independent auditors audit plan - discuss reliance upon scope, staffing, locations, management, and internal audit and general audit approach.

        9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

       10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

       Other Audit Committee Responsibilities
       --------------------------------------

       11. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.


       12. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

       13. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

                 [Antares Pharma Map to shareholder's meeting]


                      Radisson Hotel & Conference Center
                               3131 Campus Drive
                              Plymouth, MN 55442
                                (763) 559-6600

                            [LOGO] Antares Pharma

                            161 Cheshire Lane North
                                   Suite 100
                            Minneappolis, MN 55441
                                (763) 475-7700

 Please mark, date, sign and mail this proxy promptly in the enclosed envelope.


     The Board of Directors Recommend a Vote For Items 1, 2, 3, 4, 5 and 6.

1. To elect two members to the Board of Directors:

       [_] Vote FOR all nominees       [_] Vote WITHHELD
           (except as marked)              from all nominees

       01 Dr. Jacques Gonella
       02 Dr. Thomas Rinderknecht

       (Instructions: To withhold authority to vote    ------------------------
       for any indicated nominee, write the number(s) |                        |
       of the nominee(s) in the box provided to the   |                        |
       right.)                                         ------------------------


                             |                    |
                            \ / Please fold here \ /

2. To approve the grants of time-based and performance-based restricted stock available to Dr. Roger Harrison pursuant to his Employment Agreement.

                         [_] For   [_] Against   [_] Abstain

3. To approve a new Incentive Stock Option Plan for Employees.

                         [_] For   [_] Against   [_] Abstain

4. To approve a new Stock Option Plan for Non-Employee Directors and
   Consultants.

                         [_] For   [_] Against   [_] Abstain

5. To ratify the appointment of KPMG LLP as our independent certified public accountants for the year ending December 31, 2001.

                         [_] For   [_] Against   [_] Abstain

6. To transact such other business as may properly come before the meeting or any adjournment thereof.

                         [_] For   [_] Against   [_] Abstain

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO
              DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box [_]
indicate change below:

                                            Dated: ______________________,2001

                                           ------------------------------------
                                          |                                    |
                                           ------------------------------------
                                          Signature(s) in Box
                                          Please sign exactly as your name
                                          appears on Proxy. If held in joint
                                          tenancy, all persons must sign.
                                          Trustees, administrators, etc., should
                                          include title and authority.
                                          Corporations should provide full name
                                          of corporation and title of
                                          authorized officer signing the Proxy.

                              ANTARES PHARMA,INC.
                       161 Cheshire Lane North, Suite 100
                              Minneapolis, MN 55441

                         Annual Meeting of Shareholders
                                  June 7, 2001
                                 10:00 a.m. CDT
                    The Radisson Hotel and Conference Center
                               3131 Campus Drive
                               Plymouth, MN 55441


Antares Pharma, Inc.

161 Cheshire Lane North, Suite 100, Minneapolis, MN 55441                  proxy
--------------------------------------------------------------------------------

           Annual Meeting of Shareholders to be held on June 7, 2001. This Proxy is solicited on behalf of the Board of Directors. Please mark, sign, date and return in the enclosed envelope.

By signing the proxy, you revoke all prior proxies and appoint DR. ROGER G. HARRISON and LAWRENCE M. CHRISTIAN, or either one of them, as Proxies, each with the power to appoint his substitute and to act without the other, and authorize each of them to represent and to vote, as designated herein, all shares of common stock of Antares Pharma, Inc. held of record by the undersigned on April 11, 2001, at the Annual Meeting of Shareholders of the Company to be held on June 7, 2001, or any adjournment thereof.



                      See reverse for voting instructions.